UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2004

LaCROSSE FOOTWEAR, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

18550 NE Riverside Parkway, Portland, Oregon 97230

(Address of principal executive offices, including zip code)

(503) 776-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

LaCROSSE FOOTWEAR, INC.
FORM 8-K

INDEX TO CURRENT REPORT ON FORM 8-K

Item	Description	Page
1.01	Entry into a Material Definitive Agreement	1

9.01	Financial Statements and Exhibits	2

	(c) Exhibits

	10.1 Annual Incentive Plan Document 2005

i

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Effective January 1, 2005, the Compensation Committee of the Board of Directors of LaCrosse Footwear, Inc. (the “Company”) approved the Company’s 2005 incentive compensation program (the “Program”). Executive officers and other employees who complete at least 1,000 hours of service to the Company in 2005 and meet other conditions are eligible to receive incentive compensation based on achievement by the Company of 80% or more of identified sales growth, operating profit and inventory goals. The Program provides for payment of incentive compensation equal to a percentage of the employee’s base salary that increases according to the percentage of goal achievement. If 100% of the goals are achieved, the Company’s President and Chief Executive Officer, Joseph P. Schneider, is eligible to receive incentive compensation equal to 75% of his 2005 annual base salary, and the Company’s Executive Vice President and Chief Financial Officer, David P. Carlson, is eligible to receive incentive compensation equal to 50% of his 2005 annual base salary. The percentage of annual base salary that is paid as incentive compensation increases in the event the Company achieves greater than 100% of the goals. The Program description as distributed to the Company’s employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.

(b)	Schedule of Fees for Non-employee Directors.

On November 3, 2004, the Company’s Board of Directors approved modifications to the schedule of fees paid to the Company’s non-employee directors. The modified fee schedule, which became effective January 1, 2005, is as follows:

Annual Retainer Per Board Member	$20,000

Committee Member (additional annual fee per committee)	$6,000

Committee Chair (additional annual fee per committee)	$2,000

(c)	2005 Compensation of Executive Officers.

On November 2, 2004, the Compensation Committee of the Company’s Board of Directors approved the 2005 salary, incentive compensation and equity compensation for the Company’s Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer.

Effective January 1, 2005, the annual base salary of George W. Schneider, the Company’s Chairman of the Board, was set at $48,000. Mr. Schneider is also entitled to reimbursement for up to $17,000 in financial and legal fees. Mr. Schneider is not eligible to participate in the Company’s incentive compensation program. As of the date of this Current Report, Mr. Schneider has not been awarded equity compensation for services provided or to be provided in 2005.

1

Effective January 1, 2005, the annual base salary of Joseph P. Schneider, the Company’s President and Chief Executive Officer, was set at $375,000. Mr. Schneider is eligible to receive additional compensation under the Company’s 2005 incentive compensation program (as described in Item 1.01(a) of this Current Report). Effective January 1, 2005, Mr. Schneider was awarded a stock option exercisable for 20,000 shares of the Company’s common stock. The stock option vests in five equal annual installments and was granted pursuant to the Company’s 2001 Stock Incentive Plan.

Effective January 1, 2005, the annual base salary of David P. Carlson, the Company’s Executive Vice President and Chief Financial Officer, was set at $260,000. Mr. Carlson is eligible to receive additional compensation under the Company’s 2005 incentive compensation program (as described in Item 1.01(a) of this Current Report). Effective January 1, 2005, Mr. Carlson was awarded a stock option exercisable for 20,000 shares of the Company’s common stock. The stock option vests in five equal annual installments and was granted pursuant to the Company’s 2001 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 10.1  Annual Incentive Plan Document 2005

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: January 4, 2005	By	/s/ Joseph P. Schneider

Joseph P. Schneider President and Chief Executive Officer

6

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Annual Incentive Plan Document 2005